UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 864 448-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the RMR IV Warehouse Facility

On May 15, 2023, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables IV, LLC (“RMR IV”), entered into the Amendment No. 5 to the Credit Agreement, dated as of May 15, 2023 (the “RMR IV Amendment”), by and among the Company, as servicer, RMR IV, as borrower, the lenders and agents party thereto, Wells Fargo Bank, National Association, (“Wells Fargo”), as administrative agent (the “Administrative Agent”), and Wells Fargo, acting through its Corporate Trust Services division, as account bank and backup servicer. The RMR IV Amendment amends the Credit Agreement, dated as of April 19, 2021 (the “RMR IV Credit Agreement”), by and among the Company, as servicer, RMR IV, as borrower, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo, as the Administrative Agent, and Wells Fargo, acting through its Corporate Trust Services division, as account bank and backup servicer. The RMR IV Credit Agreement was previously filed with the Securities Exchange Commission (the “SEC”) by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated April 14, 2021 and filed with the SEC on April 20, 2021. The RMR IV Amendment amends the RMR IV Credit Agreement to address, among other things, (i) changes to the definitions for “Advance Rate,” “Concentration Limits,” “Excess Spread Percentage,” “Financial Covenant,” “Interest Rate Hedge Trigger,” “Originator” (pursuant to which certain additional direct and indirect subsidiaries of the Company are added to the definition for “Originator”), and “Scheduled Commitment Termination Date” (pursuant to which the “Scheduled Commitment Termination Date” is extended to May 19, 2025), (ii) changes to the procedures pursuant to which a Hedge Transaction (as defined therein) is entered into by the Borrower following the occurrence of the Interest Rate Hedge Trigger (as defined therein), (iii) changes to reflect that the First Tier Purchase Agreements referred to therein will be replaced by the First Tier Master Purchase Agreement referred to therein with respect to the receivables to be sold by certain Originators to the Company on and after the date thereof and that the Subservicing Agreements referred to therein will be replaced by the Master Subservicing Agreement referred to therein for the subservicing of the receivables by certain Originators in their separate capacities as the Subservicers (as defined therein) on and after the date thereof, and (iv) certain clarifications to the eligibility criteria for “Eligible Receivables” set forth in Schedule B to the RMR IV Credit Agreement. The margin applied in calculating the rate of interest on the advances made pursuant to the RMR IV Credit Agreement was increased to 2.80% per annum pursuant to a separate letter agreement, dated May 15, 2023, by and among the Company, RMR IV, as borrower, and the Administrative Agent.

For a complete description of the terms of the RMR IV Amendment, see Exhibit 10.1 hereto. The foregoing description of the RMR IV Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RMR IV Amendment, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Amendment No. 5 to the Credit Agreement dated as of May 15, 2023, by and among Regional Management Corp., as servicer, Regional Management Receivables IV, LLC, as borrower, the lenders and agents party thereto, Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Bank, National Association, acting through its Corporate Trust Services division, as account bank and backup servicer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	May 19, 2023	By:	/s/ Harpreet Rana
Name: Harpreet Rana Title: Executive Vice President and Chief Financial Officer